Exhibit 99.1

Custom Truck One Source, Inc.

Unaudited Pro Forma Condensed Combined Financial Information
September 30, 2021

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
On December 3, 2020, Custom Truck One Source, Inc., formerly Nesco Holdings, Inc. ("CTOS, Inc." or the "Company") and NESCO Holdings II, Inc., a subsidiary of the Company (“Buyer” or “Issuer”), entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with certain affiliates of The Blackstone Group (“Blackstone”) and other direct and indirect equity holders (collectively, “Sellers”) of Custom Truck One Source, L.P. (“Custom Truck LP”), Blackstone Capital Partners VI-NQ L.P. and PE One Source Holdings, LLC, an affiliate of Platinum Equity (“Platinum”), pursuant to which Buyer agreed to acquire 100% of the partnership interests of Custom Truck LP (the "Acquisition"). In connection with the Acquisition, the Company and certain Sellers entered into Rollover and Contribution Agreements (the “Rollover Agreements”), pursuant to which such Sellers agreed to contribute a portion of their equity interests in Custom Truck (the “Rollovers”) with an aggregate value of $100.5 million in exchange for shares of the Company’s common stock, par value $0.0001 per share, valued at $5.00 per share.
Also on December 3, 2020, the Company entered into a Common Stock Purchase Agreement (the “Investment Agreement”) with Platinum, relating to, among other things, the issuance and sale to Platinum (the “Subscription”) of shares of Common Stock at $5.00 per share for an aggregate purchase price of $743.0 million. In accordance with the Investment Agreement, on December 21, 2020, the Company entered into Subscription Agreements (the “Subscription Agreements”) with certain investors (the “PIPE Investors”) to finance, in part, the Acquisition. Pursuant to the Subscription Agreements, concurrently with the closing of the transactions contemplated by the Investment Agreement, the PIPE Investors purchased an aggregate of 28,000,000 shares of Common Stock at $5.00 per share for an aggregate purchase price of $140.0 million (the “Supplemental Equity Financing”).
On April 1, 2021 (the “Closing Date”), in connection with (i) the Rollovers, the Company issued, in the aggregate, 20,100,000 shares of Common Stock to the parties to the Rollover Agreements, (ii) the Subscription, the Company issued 148,600,000 shares of Common Stock to Platinum and (iii) the Supplemental Equity Financing, the Company issued, in the aggregate, 28,000,000 shares of Common Stock to the PIPE Investors.
On the Closing Date, Nesco Holdings II, Inc. issued $920 million in aggregate principal amount of 5.50% senior secured second lien notes due 2029 (the “2029 Secured Notes”). The 2029 Secured Notes were issued pursuant to an indenture, dated as of April 1, 2021, by and among the Issuer, Wilmington Trust, National Association, as trustee and the guarantors party thereto (the “Indenture”). The Issuer will pay interest on the 2029 Secured Notes semi-annually in arrears on April 15 and October 15 of each year, commencing on October 15, 2021. Unless earlier redeemed, the 2029 Secured Notes will mature on April 15, 2029. The 2029 Secured Notes were offered pursuant to a private placement exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to certain non-U.S. persons outside of the United States in reliance on Regulation S under the Securities Act. The proceeds from the issuance and sale of the 2029 Secured Notes were used to consummate the Acquisition and to repay the Existing Secured Notes (as defined below), repay certain indebtedness of Custom Truck LP and pay certain fees and expenses related to the Acquisition and financing transactions.
Also on the Closing Date, Buyer, its direct parent, and certain of its direct and indirect subsidiaries entered into a senior secured asset-based revolving credit agreement (the “ABL Credit Agreement”) with Bank of America, N.A., as administrative agent and collateral agent, and certain other lenders party thereto, consisting of a $750.0 million first lien senior secured asset-based revolving credit facility with a maturity of five years (the "ABL Facility"), which includes borrowing capacity for revolving loans (with a swingline sub-facility) and the issuance of letters of credit. Proceeds from the ABL Facility were used to finance the repayment of certain indebtedness of Custom Truck LP, as well as to pay fees and expenses related to the Acquisition and financing.
Immediately following the Acquisition of Custom Truck LP, Nesco Holdings, Inc. changed its name to Custom Truck One Source, Inc. The unaudited pro forma condensed combined financial information presented herein, is based on the condensed consolidated financial statements of the Company for the nine months ended September 30, 2021, and the historical financial statements of Custom Truck LP before the Acquisition. The financial information of the Company as used in this pro forma presentation is referred to as "CTOS, Inc." and the unaudited pro forma condensed combined financial information presented herein gives effect to the following transactions:
•the Subscription;
•the Supplemental Equity Financing;
•the extinguishment of the Company’s asset-based revolving credit facility (the "2019 Credit Facility") and its 10% Senior Secured Second Lien Notes due 2024 (the "Existing Secured Notes") and the contemporaneous issuance of the 2029 Secured Notes and the ABL Facility (the "Debt Financing," and together with the Subscription and the Supplemental Equity Financing, the “Financing”); and

•the estimated effects of the Acquisition, inclusive of the estimated effects of debt repaid and the Rollover (collectively, the "Transaction Accounting Adjustments").
The following unaudited pro forma condensed combined financial information is based on the historical financial statements of CTOS, Inc. and Custom Truck LP described below. In preparing the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2021, certain reclassifications were made to the historical reported financial information of Custom Truck LP.
The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2021 is based on, derived from, and should be read in conjunction with, the Company's historical condensed consolidated financial statements included in its quarterly report on Form 10-Q filed with the Securities and Exchange Commission (the "SEC") on [November 12, 2021]. The aforementioned unaudited pro forma financial information is also based on, derived from, and should be read in conjunction with Custom Truck LP’s historical condensed consolidated financial statements for the three months ended March 31, 2021 (see Exhibit 99.1 to the Current Report on Form 8-K filed with the SEC on July 29, 2021).
The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2021 assumes that the transactions described above occurred on January 1, 2020. The historical financial statements of CTOS, Inc. and Custom Truck LP have been adjusted in the accompanying unaudited pro forma condensed combined financial information to give effect to pro forma events that are transaction accounting adjustments, which are necessary to account for the Acquisition and the related financing of the Acquisition in accordance with U.S. GAAP.
The unaudited pro forma condensed combined financial information has been prepared for illustrative purposes only and does not purport to represent or be indicative of the combined results of operations that would have been realized had the transactions occurred as of the dates indicated, nor is it meant to be indicative of any anticipated future results of operations of the combined company. In addition, the unaudited pro forma condensed combined financial information does not reflect the costs of any integration activities or benefits that may result from the realization of future cost savings from operating efficiencies, or any other synergies that may result from the Financing or the Acquisition.

Custom Truck One Source, Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Nine Months Ended September 30, 2021

(in $000s, except share and per share data)	CTOS, Inc. Nine Months Ended September 30, 2021	Custom Truck LP Three Months Ended March 31, 2021 as Reclassified (Note 1)	Transaction Accounting Adjustments - Financing (Note 2)		Transaction Accounting Adjustments - Acquisition (Note 3)		Pro Forma Combined
Revenue
Rental revenue	$255,936	$51,973	$—		$—		$307,909
Equipment sales	482,825	245,955	—		—		728,780
Parts sales and services	71,954	18,543	—		—		90,497
Total revenue	810,715	316,471	—		—		1,127,186
Cost of Revenue
Cost of rental revenue	71,873	13,460	—		(1,288)	3.a(i)	84,045
Depreciation of rental equipment	111,176	22,757	—		3,817	3.a(ii)	137,750
Cost of equipment sales	434,995	212,136	—		(14,398)	3.a(i)	632,733
Cost of parts sales and services	60,510	15,082	—		(2,066)	3.a(i)	73,526
Total cost of revenue	678,554	263,435	—		(13,935)		928,054
Gross Profit	132,161	53,036	—		13,935		199,132
Operating Expenses
Selling, general and administrative expenses	111,939	34,428	—		—		146,367
Amortization	27,420	1,990	—		3,590	3.a(iii)	33,000
Non-rental depreciation	1,845	1,151	—		(213)	3.a(iv)	2,783
Transaction and other expenses	42,765	5,254	—		(40,277)	3.a(v)	7,742
Total operating expenses	183,969	42,823	—		(36,900)		189,892
Operating (Loss) Income	(51,808)	10,213	—		50,835		9,240
Other Expense
Loss on extinguishment of debt	61,695	—	(61,695)	2.a(i)	—		—
Interest expense, net	53,674	9,992	3,594	2.a(ii)	(7,513)	3.a(vi)	59,747
Financing and other expense (income), net	143	(2,346)	—		—		(2,203)
Total other expense	115,512	7,646	(58,101)		(7,513)		57,544
Loss Before Income Taxes	(167,320)	2,567	58,101		58,348		(48,304)
Income Tax Expense	10,468	—	14,525	2.a(iii)	14,587	3.a(vii)	39,580
Net (Loss) Income	$(177,788)	$2,567	$43,576		$43,761		$(87,884)

Earnings (Loss) Per Share:
Basic and diluted	$(0.99)						$(0.36)
Weighted-Average Common Shares Outstanding (Note 4):
Basic and diluted	179,785,056						245,351,722

See accompanying notes to unaudited pro forma condensed combined financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Basis of Pro Forma Presentation
The accompanying unaudited pro forma condensed combined financial information and related notes were prepared in accordance with Article 11 of Regulation S-X, "Pro Forma Financial Information," as amended by the Securities and Exchange Commission's Final Rule Release No. 33-10786, "Amendments to Financial Disclosures About Acquired and Disposed Businesses," as adopted on May 21, 2020 ("Article 11"). The amended Article 11 was effective on January 1, 2021. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2021 combine the historical consolidated statements of operations of CTOS, Inc. and Custom Truck LP, giving effect to the transactions as if they had been completed on January 1, 2020.
CTOS, Inc.'s and Custom Truck LP’s historical financial statements were prepared in accordance with U.S. GAAP, presented in U.S. dollars, and there were no material intercompany transactions and balances between CTOS, Inc. and Custom Truck LP during the pre-Acquisition period. To conform the historical Custom Truck LP statement of operations for the three months ended March 31, 2021 to the presentation of the combined business following the Acquisition, the Company made reclassification adjustments to: (i) aggregate new and used equipment sales revenue and related cost of sales; (ii) reclassify certain amounts from cost of parts sales and services to cost of equipment sales in order to align with the changes in operating segments following the Acquisition; (iii) reclassify transaction expenses from selling, general and administrative expenses; and, (iv) combine financing income and other income (expense), net.
During the preparation of the accompanying pro forma condensed combined financial information, the Company also assessed whether there were any material differences between the accounting policies of CTOS, Inc. and Custom Truck LP. The assessment performed did not identify any material differences and, as such, these pro forma combined financial statements do not adjust for or assume any differences in accounting policies between the two entities.
All amounts presented within these notes to the unaudited pro forma condensed combined financial information are in thousands, except share and per share data.

2. Transaction Accounting Adjustments - Financing
The following summarizes the pro forma adjustments related to the Financing. Proceeds from the Financing were used to (1) repay borrowings outstanding under the 2019 Credit Facility, (2) repay the Existing Secured Notes, (3) purchase the partnership interests of Custom Truck LP in connection with the Acquisition, (4) repay certain borrowings of Custom Truck LP's outstanding debt upon consummation of the Acquisition, and (5) pay transaction fees and expenses. The Transaction Accounting Adjustments related to the Acquisition, including repayment of Custom Truck LP’s existing borrowings, are presented in Note 3, Transaction Accounting Adjustments - Acquisition.
a.Financing Related Pro Forma Condensed Combined Statements of Operations Adjustments
i.Adjustment to eliminate the loss on the extinguishment of debt of $61.7 million recognized in the Company's condensed consolidated financial statements for the nine month period ended September 30, 2021, as though the repayment of the 2019 Credit Facility and Existing Secured Notes had occurred on January 1, 2020. The loss on the extinguishment of debt is comprised of the early redemption premium of $38.5 million on the Existing Secured Notes; the commitment fees of $15.0 million related to the senior secured bridge facility, which was not utilized; and the write-off of $8.2 million, including certain related expenses, of unamortized deferred financing fees related to the Company's existing long-term debt. The income tax effect of this adjustment is estimated to be $15.4 million. These costs will not affect the combined statements of operations beyond twelve months after the Acquisition date.

ii.The net adjustment to interest expense is as follows:

(in $000s)	Three Months Ended March 31, 2021
Interest expense on the ABL Facility	$4,150
Interest expense on the 2029 Secured Notes	12,697
Amortization of deferred financing costs on the Debt Financing	1,435
Elimination of interest expense and amortization of deferred financing fees on the 2019 Credit Facility and Existing Secured Notes	(14,688)
Net adjustment to interest expense	$3,594
A 4.0% interest rate was used in calculating the pro forma adjustments under the ABL Facility, which was derived from the rate on borrowings under the ABL Facility since April 1, 2021. A 5.5% interest rate was used in calculating the pro forma adjustments under the 2029 Secured Notes. The following table presents a sensitivity analysis with a 12.5 basis point change on variable interest expense for the nine months ended September 30, 2021.

(in $000s)	Nine Months Ended September 30, 2021
Increase of 0.125%	$389
Decrease of 0.125%	$(389)
iii.Adjustment to recognize the income tax impacts of the pro forma adjustments for which a tax expense is recognized using a U.S. federal and state statutory rate of 25.0% for the nine months ended September 30, 2021. These rates may vary from the effective tax rates of the historical and combined businesses. Refer to Note 3.a(vii) for additional information related to income taxes.

3. Transaction Accounting Adjustments - Acquisition
a.Acquisition Related Pro Forma Condensed Combined Statements of Operations Adjustments
The following summarizes the Transaction Accounting Adjustments to give effect as if the Acquisition had been completed on January 1, 2020 for the purposes of the pro forma condensed combined statements of operations:
i.Adjustments to cost of revenue account for: (a) elimination of the run-off of the estimated step-up in the fair value of inventory acquired of $16.8 million, which was recognized in the Company's condensed consolidated financial statements for the nine months ended September 30, 2021, as though the Acquisition occurred on January 1, 2020 and the run-off of the estimated step-up was incurred in the nine months ended September 30, 2020, and (b) a reduction to depreciation expense of $0.9 million for the difference between Custom Truck LP's historical depreciation for the three months ended March 31, 2021 and estimated depreciation of the preliminary fair value of the property and equipment. The calculated step-up amount is preliminary and subject to change, and could vary materially from the final purchase allocation. The adjustment to eliminate the runoff of the estimated step-up in the fair value of the inventory acquired will not affect the combined statement of operations beyond twelve months after the acquisition date.
ii.Adjustment to depreciation of rental equipment associated with the estimated fair value of rental equipment acquired. The estimated weighted average remaining useful life of rental equipment acquired is approximately three years. The table below presents the adjustments to depreciation of rental equipment:

(in $000s)	Estimated weighted average useful life (in years)	Estimated fair value as of March 31, 2021	Depreciation for the three months ended March 31, 2021
Rental equipment	3	$567,366	$26,574
Historical depreciation of rental equipment of Custom Truck LP			(22,757)
Pro forma adjustment for depreciation of rental equipment			$3,817

iii.Adjustment to amortization based on the estimated fair values of intangible assets acquired, amortized over the respective useful lives. The table below presents the adjustments to amortization:

(in $000s)	Estimated useful life (in years)	Estimated fair value	Amortization for the three months ended March 31, 2021
Customer relationships	12	$150,000	$3,063
Trade names	15	151,000	2,517
Historical amortization of Custom Truck LP			(1,990)
Pro forma adjustment for amortization			$3,590
Amortization expense related to customer relationships and trade names has been calculated on a preliminary basis using a straight-line method over the estimated useful lives.
iv.Adjustment to depreciation of non-rental property and equipment associated with the estimated fair value of property and equipment acquired. The estimated weighted average remaining useful life of property and equipment acquired was approximately 15 years.
v.Adjustment to eliminate transaction fees and expenses of $40.3 million recognized in the Company's condensed consolidated financial statements for the nine month period ended September 30, 2021, as though the Acquisition occurred on January 1, 2020 and such costs were incurred in the nine months ended September 30, 2020. These expenses were directly attributable to the Acquisition. The income tax effect of this adjustment is estimated to be $10.1 million. These costs will not affect the combined statements of operations beyond twelve months after the Acquisition date.
vi.Adjustment to interest expense, net to eliminate historical Custom Truck LP interest expense associated with its historical long-term debt repaid in connection with the Acquisition.
vii.Adjustment to record the income tax impacts of the pro forma adjustments using a statutory tax rate of 25.0% for the nine months ended September 30, 2021. This rate does not reflect the combined company’s effective tax rate, which may differ from the rates assumed for purposes of preparing these statements. Because the tax rates used for these unaudited pro forma condensed combined financial statements are an estimate, the blended rate will likely vary from the actual effective rate in periods subsequent to completion of the Acquisition.

4. Pro Forma Earnings (Loss) Per Share
Pro forma earnings (loss) per common share for the nine months ended September 30, 2021, has been calculated based on the estimated weighted average number of common shares outstanding on a pro forma basis, as described below. The pro forma weighted average number of common shares outstanding has been calculated as if the shares issued in the transactions had been issued and outstanding for the entirety of the nine months ended September 30, 2021.
The following table sets forth the computation of pro forma weighted average common and diluted shares outstanding for the nine months ended September 30, 2021:

September 30, 2021
Historical CTOS, Inc. weighted average shares	179,785,056
Weighted average impact of shares of CTOS, Inc. common stock issued to Platinum	49,533,333
Weighted average impact of shares of CTOS, Inc. common stock issued in Supplemental Equity Financing	9,333,333
Weighted average impact of shares of common stock issued as Acquisition consideration	6,700,000
Pro forma weighted average shares used in computing net loss per share - basic and diluted	245,351,722

CTOS Inc.’s historical consolidated statement of operations for the nine months ended September 30, 2021 was in a net loss position, thus CTOS, Inc.’s stock options, restricted stock awards and outstanding warrants were excluded from the computation of diluted earnings (loss) per share because their effect would have been anti-dilutive. There is no adjustment for the dilutive impact of stock options, stock awards and outstanding warrants in the pro forma condensed combined financial statements due to the combined results being in a net loss position.